Press Release

February 10, 2012

Exhibit 99.1

Norman Cay Development Appoints Shearing as Geological Consultant and Director

STEVENSVILLE, MI.  February 10, 2012 - Norman Cay Development, Inc. (“Norman Cay”) (OTCBB: NCDL) (PINKSHEETS: NCDL) is pleased to announce that it has appointed Mr. Ralph Shearing to the position of Geological Consultant.  Mr. Shearing has also agreed to join the Board of Directors of the Company.

Mr. Shearing is a professional geologist with extensive experience throughout North America and internationally.  Ralph is a graduate of the University of British Columbia, earning a B. Sc. Geology degree.  Since graduating in 1981, he has been directly involved in several world class exploration and development projects and has gained hands-on experience in all aspects of mineral exploration, including geophysics, geochemistry, geology, and diamond core drilling, the latter as a senior partner of a successful contract diamond drilling company.  For over 25 years, his active involvement with the management and directing of publicly traded companies, combined with his practical mining experience, has given him unique insight into the industry and allowed him to develop a well-rounded business approach for junior resource companies.  In 1986, Mr. Shearing founded and is currently CEO and President of Soho Resources Corp., a TSX Venture Exchange listed mining company developing the Tahuehueto Project, a gold and silver deposit in Mexico with a Net Present Value of $109.6 million (independent NI-43101 compliant Preliminary Economic Assessment Report – October 2010).

“The addition of Mr. Shearing to our team will allow us to greatly accelerate our strategic plan,” said Dean Huge, CFO of Norman Cay Development.  “His extensive knowledge, industry contacts, and familiarity with all aspects of mining and industry best practices will be an invaluable asset to our Company as we continue development of the Edum Banso Gold Project and evaluate other potential acquisitions.”

Under terms of the Consulting Agreement between the parties, Mr. Shearing shall provide corporate development and technical advice to the Company regarding exploration and development of the Edum Banso Gold Project and other potential mineral property interests.    He will also provide guidance to the Company on any possible acquisitions, dispositions, joint ventures, options or other business arrangements by the Company related to mineral exploration and/or mining assets.

Further updates regarding the Edum Banso Gold Project and Norman Cay business will be made as additional information becomes available.

About Norman Cay Development

Norman Cay Development, Inc. is an emerging U.S. based mining company offering shareholders the opportunity to participate in the ownership of high-potential international gold exploration and development projects.  The Company’s wholly-owned subsidiary, Discovery Gold Ghana Limited, holds an exclusive option with rights to explore and develop the Edum Banso Gold Project within the historic Ashanti Gold Belt in Ghana.

For further information regarding Norman Cay Development, Inc., contact:

LiveCall Investor Relations

Gerry Belanger, (855) 490-9700 (Toll-free)

E-mail: NCDL@livecallir.com

Forward-Looking Statements

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements may be identified by the use of words such as "anticipate", "believe", "expect", "may", "will", "would", "should", "plan", "projected", "intend", and similar expressions.  Norman Cay Development, Inc. (the “Company”) bases these forward-looking statements on current expectations and projections about future events, based on information currently available.  Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements.  The Company has no mineral resource or reserve estimate for the Edum Banso Gold Project at this time and may not have sufficient funding to thoroughly explore, drill or develop its properties.  The Company disclaims any obligation to update any of its forward-looking statements, except as may be required by law.